UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 12, 2015, Regional Management Corp. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Michael R. Dunn, the Company’s Chief Executive Officer. Mr. Dunn, who is also a member of the Company’s Board of Directors (the “Board”), was appointed as interim Chief Executive Officer of the Company on October 30, 2014 and as permanent Chief Executive Officer of the Company on November 20, 2014.

The Agreement is effective as of January 12, 2015 and terminates on December 31, 2016. Pursuant to the Agreement, Mr. Dunn will be paid an annual base salary of $500,000, subject to upward adjustment from time to time by the Company’s Board or the Compensation Committee of the Board (the “Compensation Committee”). For each calendar year during the employment term, Mr. Dunn is also eligible to earn an annual bonus award (the “Annual Bonus”) under the Company’s Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target Annual Bonus equal to no less than 100% of his base salary. The Agreement provides that Mr. Dunn will be eligible for a prorated Annual Bonus during calendar year 2014, in addition to any other partial year. In addition, Mr. Dunn will be eligible to earn a cash bonus in the amount of up to $500,000, subject to his continued employment with the Company as its Chief Executive Officer through December 31, 2016 (the “Completion Bonus”). The Completion Bonus is payable solely at the discretion of the Compensation Committee based upon a review of Mr. Dunn’s performance, taking into account such factors as the Compensation Committee may establish or otherwise deem relevant, including but not limited to Mr. Dunn’s contributions to the Company’s financial performance and the accomplishment of the Company’s short-term and long-term strategic objectives.

Mr. Dunn will also receive equity compensation opportunities in the following forms: an initial stock award (the “Stock Award”); a nonqualified stock option award (the “Option Award”); a performance-contingent restricted stock unit award (the “RSU Award”); and a cash-settled performance share award (the “Performance Share Award”).

Mr. Dunn will receive an award for such number of shares of Company common stock as may be determined by dividing $1,500,000 by the closing price of the Company’s common stock, calculated on or as close in time as practicable to the grant date. The Stock Award will be granted as soon as practicable following the effective date of the Agreement. The Stock Award will vest on the grant date, but the net shares (as defined below) subject to the Stock Award will be subject to a holding period ending December 31, 2016, regardless of whether Mr. Dunn remains employed with the Company until such date. During the holding period, Mr. Dunn may not transfer the net shares subject to the Stock Award. The “net shares” shall mean the total number of shares of the Company’s common stock subject to the award less such number of shares as may be withheld to satisfy applicable withholding taxes as determined at minimum statutory withholding rates.

Subject to Mr. Dunn’s continued employment from the effective date of the Employment Agreement until the grant date, the Company will grant Mr. Dunn an Option Award at the time it makes its long-term incentive awards for 2015 to other members of senior management. The Option Award will represent the right to purchase such number of shares of the Company’s common stock as may be determined by dividing $500,000 by the fair value of each option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP using the Black-Scholes option pricing model), at an exercise price per share equal to the fair market value per share on the grant date. The Option Award will vest on December 31, 2017, subject to Mr. Dunn’s continued employment with the Company through the vesting date (or as otherwise provided in the applicable award agreement). The Option Award will have a ten-year term.

Subject to Mr. Dunn’s continued employment from the effective date of the Employment Agreement until the grant date, the Company will grant Mr. Dunn an RSU Award at the time the Company makes its long-term incentive awards for 2015 to other members of senior management. The number of shares subject to the RSU Award will be calculated by dividing $500,000 by the closing price of the Company’s common stock on or as close in time as practicable to the grant date. The RSU Award will be eligible for vesting on December 31, 2017, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Dunn’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

Subject to Mr. Dunn’s continued employment from the effective date of the Agreement until the grant date, the Company will grant Mr. Dunn a Performance Share Award at the time the Company makes its annual long-term incentive awards for 2015 to other members of senior management. The Performance Share Award will be eligible for vesting on December 31, 2017, if and to the extent the performance criteria established by the Compensation Committee are met and subject to Mr. Dunn’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement. The target cash settlement value of the Performance Share Award at vesting will be equal to $500,000.

Each of the Stock Award, the Option Award, the RSU Award, and the Performance Share Award will be subject to the terms of the Company’s 2011 Stock Incentive Plan, as it may be amended, or any successor plan (collectively, the “Stock Plan”), and each applicable award agreement. For 2016, and subject to his continued employment from the effective date of the Agreement until the applicable grant date, Mr. Dunn is eligible to receive one or more long-term incentive awards valued in the aggregate at $1,500,000, subject to the terms of the Stock Plan and applicable equity award agreements in forms acceptable to the Compensation Committee.

The Company will also provide Mr. Dunn with benefits generally available to its other employees, including medical and retirement plans, in addition to the use of a cell phone.

If Mr. Dunn’s employment is terminated by the Company without “cause” or by Mr. Dunn as a result of “involuntary termination,” Mr. Dunn will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) continued payment of his annual base salary for a period of 12 months following his termination date (unless Mr. Dunn is eligible to receive the Completion Bonus and/or his employment terminates after December 31, 2016); (3) the pro-rata portion of any annual bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year; (4) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; and (5) reimbursement of expenses incurred prior to termination.

If Mr. Dunn’s employment terminates due to his death or “disability” (as defined by the Agreement), Mr. Dunn will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3) the pro-rata portion of any annual bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year. In addition, in the event Mr. Dunn’s employment is terminated due to disability, he is entitled to continued payment of his annual base salary until 12 months after his termination date, reduced by the amounts payable under any disability insurance, plan or policy maintained by the Company. However, Mr. Dunn is not entitled to the severance payment in the preceding sentence if he is eligible to be paid the Completion Bonus and/or his employment terminates after December 31, 2016.

If the Company terminates Mr. Dunn’s employment with “cause” or if Mr. Dunn voluntarily terminates his employment, he is entitled to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntarily termination of employment, if termination occurs after year end but before the annual bonus for the preceding year is paid, Mr. Dunn is also entitled to payment of the annual bonus for the preceding year.

For purposes of the Agreement, “cause” includes: (1) the willful or grossly negligent material failure to perform duties; (2) conviction or entering into a plea bargain or plea of nolo contendere of any felony or certain other crimes; (3) certain acts of fraud, embezzlement or misappropriation; (4) certain failures to comply with any Company written policy or certain other actions that materially interfere with Mr. Dunn’s ability to discharge his duties, responsibilities or obligations; (5) the knowing misstatement of Company financial records; (6) the material breach by Mr. Dunn of any of the terms of the Agreement; (7) habitual drunkenness or substance abuse; (8) the failure to disclose material financial or other information to the Board; or (9) engagement in conduct that results in Mr. Dunn’s obligation to reimburse the Company for the amount of any bonus or other compensation under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

For purposes of the Agreement, “involuntary termination” means termination of Mr. Dunn’s employment which is due to a material diminution of his responsibilities, position, authority or duties or a material adverse change in the terms or status of the Agreement or a material reduction in Mr. Dunn’s compensation package, in each case without Mr. Dunn’s written consent.

Mr. Dunn is also subject to a covenant not to disclose the Company’s confidential information during his employment term and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive consumer finance loans through “loan sources” (as defined in the Agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of two years following his termination of employment and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Dunn’s covenant not to compete is limited to an area within twenty-five miles of any Company office.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated January 12, 2015, between Michael R. Dunn and Regional Management Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: January 14, 2015	By:	/s/ Donald E. Thomas
Donald E. Thomas
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated January 12, 2015, between Michael R. Dunn and Regional Management Corp.